SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2016

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 20, 2016, Dycom Industries, Inc. (“Dycom”) and certain of its subsidiaries amended (the “Third Amendment”) the Credit Agreement, dated as of December 3, 2012 (as amended by the First Amendment to Credit Agreement and First Amendment to Pledge Agreement, dated as of April 24, 2015, the Second Amendment to Credit Agreement, dated as of September 9, 2015 and the Third Amendment, the “Amended Credit Agreement”), with the lenders party thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Bookrunners, Wells Fargo Bank, National Association, as Syndication Agent and L/C Issuer, and Suntrust Bank, PNC Bank, National Association and Branch Banking and Trust Company, as Co-Documentation Agents.

The Third Amendment, among other things, establishes an additional term loan in the aggregate principal amount of $200.0 million thus increasing the term loan facility to $350.0 million. The additional term loan is subject to terms and conditions substantially similar to those applicable to the existing term loan. After the incurrence of the additional term loan, the Third Amendment provides the ability for Dycom to enter into one or more incremental facilities, either by increasing the revolving commitments under the Agreement and/or in the form of term loans, up to the greater of (i) $150.0 million and (ii) an amount such that, after giving effect to such incremental facility on a pro forma basis (assuming that the amount of the incremental commitments is fully drawn and funded), the consolidated senior secured leverage ratio does not exceed 2.25 to 1.00.

The Third Amendment also amends certain covenants to provide more flexibility to Dycom to incur debt, to purchase, redeem or otherwise acquire or retire for value certain equity interests of Dycom or any of its restricted subsidiaries and to make capital expenditures.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

On May 24, 2016, Dycom announced that it had entered into the Third Amendment. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

10.1
Third Amendment to Credit Agreement and Additional Term Loan Agreement, dated as of May 20, 2016, among Dycom, as the Borrower, the subsidiaries of Dycom identified therein, certain lenders named therein and Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer.

99.1	Press release dated May 24, 2016 by Dycom Industries, Inc. announcing the execution of the Third Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 24, 2016

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary